Exhibit 5.2

HUNTON ANDREWS KURTH LLP FILE NO: 059109.0000133
July 3, 2024
Mondelēz International, Inc.
905 West Fulton Market, Suite 200
Chicago, Illinois 60607
Mondelēz International, Inc.
Public Offering of
4.625% Notes due 2031
Dear Directors:
We have acted as Virginia counsel to Mondelēz International, Inc., a Virginia corporation (the “Company”), in connection with the Company’s offering and sale of C$650,000,000 aggregate principal amount of its 4.625% Notes due 2031 (the “Notes”) pursuant to the Terms Agreement, dated June 26, 2024 (the “Terms Agreement”), among the Company and CIBC World Markets Corp., Merrill Lynch Canada Inc., RBC Dominion Securities Inc. and TD Securities Inc., as representatives of the several underwriters named in Schedule A to the Terms Agreement.
The Notes are to be issued pursuant to an indenture, dated as of March 6, 2015 (the “Indenture”), between the Company and Deutsche Bank Trust Company Americas, as trustee, as modified by the Officers’ Certificate of the Company, dated as of July 3, 2024 (the “Certificate”), which sets forth the terms of the Notes The Notes are being offered and sold as described in the Base Prospectus, dated February 27, 2023, as supplemented by the Pricing Prospectus, dated June 26, 2024 (together with the Base Prospectus, the “Prospectus”).
This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”).
In connection with the foregoing, we have examined the following: (i) the Company’s the Amended and Restated Articles of Incorporation, as amended through the date hereof, (ii) the Company’s Amended and Restated By-Laws, as amended through the date hereof, (iii) the Registration Statement on Form S-3 (Registration No. 333-270063) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on February 27, 2023 and the Prospectus, (iv) the Indenture, (v) the Certificate, (vi) the Amended and Restated Underwriting Agreement, dated as of February 28, 2011, (vi) the Terms Agreement, (vii) the Notes in global form, (viii) resolutions of the Company’s Board of Directors adopted on December 8, 2023 as certified by the Corporate Secretary of the Company on the date hereof as being true, complete and correct and in full force and effect (the “Board
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Mondelēz International, Inc.
July 3, 2024

Resolutions”), (vii) the officers’ certificates dated as of the date hereof executed by duly authorized officers of the Company establishing the terms of the Notes pursuant to the Board Resolutions, (viii) a certificate issued by the Clerk of the State Corporation Commission of the Commonwealth of Virginia on the date hereof, to the effect that the Company is existing under the laws of the Commonwealth of Virginia and in good standing (the “Good Standing Certificate”), and (ix) originals or copies, certified or otherwise identified to our satisfaction, of such corporate records of the Company, certificates of corporate officers and public officials and such other documents as we have deemed necessary for the purposes of rendering this opinion letter.
For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals thereof, (iii) the accuracy, completeness and authenticity of all corporate records and other information made available to us by the Company, (iv) the legal capacity of all natural persons, (v) the genuineness of all signatures not witnessed by us, (vi) the due authorization, execution and delivery of all documents by all parties (other than the authorization, execution and delivery of documents by the Company to the extent expressly set forth in our opinions below) and the validity, binding effect and enforceability thereof on such parties, (vii) except to the extent expressly set forth in our opinions herein as to the Company with respect to the consummation of the transactions contemplated by the Terms Agreement, that the consummation of the transactions under the Terms Agreement by each party thereto as to its respective obligations under such documents do not violate the law of any jurisdiction where such obligations are to be incurred or performed or the law of any other applicable jurisdiction, and (viii) that no parties to the documents have commenced any action toward dissolution or received notice from any governmental official regarding dissolution.
We understand that you are separately receiving the opinion letter of Gibson, Dunn & Crutcher LLP, counsel to the Company, dated the date hereof and addressed to you, as to certain matters set forth therein, and we express no opinion thereon.
As to factual matters, we have relied upon, and assumed the accuracy of, representations included in the documents submitted to us, upon certificates and other comparable documents of officers and representatives of the Company, upon statements made to us in discussions with management and upon certificates of public officials. We have not undertaken any independent investigation of factual matters.
The law covered by the opinions expressed herein is limited to the laws of the Commonwealth of Virginia. The opinions expressed herein: (i) address only those laws, rules and regulations that are in effect and with respect to which copies are generally available on the date hereof and that, in our experience, are normally applicable to transactions of the type contemplated by the Terms Agreement, excluding all laws, rules and regulations that may be applicable to any party by virtue of the particular assets, activities or operations of such party that

Mondelēz International, Inc.
July 3, 2024

are not applicable to business entities generally and further excluding those laws, rules and regulations that, as a matter of customary practice, are understood to be covered only when an opinion refers to them expressly; and (ii) do not include any opinion as to (a) the laws of any municipality or any local government, authority or instrumentality within any state, or (b) any laws, rules or regulations related to: (1) telecommunications, communications, or transportation, (2) antitrust or unfair competition, (3) securities or blue sky, (4) environmental matters, (5) bankruptcy, insolvency, fraudulent conveyances, fraudulent transfers, or fraud, (6) zoning or land use or leasing, building or construction, (7) fiduciary duties, (8) pension or employee benefits, (9) tax, (10) labor, employment or federal contracts, (11) privacy, (12) healthcare, (13) qualification of entities doing business in foreign (out of state) jurisdictions, (14) health, safety, food or drugs, (15) public utilities or energy, (16) insurance, (17) patent, copyright or trademark, or other intellectual property, (18) any mandatory choice of law rule, (19) foreign asset control, foreign investment in the United States, national security, terrorism, or money laundering, (20) corrupt practices, racketeering or criminal or civil forfeiture, (21) commodities, swaps or other derivatives or futures or indices or similar instruments, and (22) banking and financial institutions.
Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof and appropriate to render the opinions set forth below, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that (subject to compliance with the pertinent provisions of the Securities Act, and to compliance with such securities or “blue sky” laws of any jurisdiction as may be applicable):
1.Based solely on the Good Standing Certificate, the Company is a corporation validly existing and in good standing under the laws of the Commonwealth of Virginia as of the date of the Good Standing Certificate.
2.The issuance and sale of the Notes have been duly authorized by all necessary corporate action on the part of the Company.
We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Current Report on Form 8-K to be filed by the Company relating to the Registration Statement and the reference to our firm under the heading “Validity of the Notes” in the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act and the rules and regulations of the Commission promulgated thereunder.
This opinion letter is rendered solely for your benefit and may not be distributed to or relied upon by any other person, quoted in whole or in part or otherwise reproduced in any other document, nor is it to be filed with any governmental agency, without our prior written consent. This opinion letter is rendered as of the date hereof and addresses only those laws, rules and regulations that are in effect, and with respect to which copies are generally available on the date hereof, and we disclaim any obligation to advise you or any other person of changes of law or

Mondelēz International, Inc.
July 3, 2024

facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinions expressed herein. Our opinion letter is expressly limited to the matters set forth above and we render no opinions, whether by implication or otherwise, as to any other matters relating to the Company or the Notes.

Very truly yours,

/s/ Hunton Andrews Kurth LLP